Exhibit a (xviii) under Form N-1A
                                           Exhibit 3 (i) under Item 601/Reg. S-K





                             FEDERATED EQUITY FUNDS

                                Amendment No. 24
                                     to the
                    RESTATED AND AMENDED DECLARATION OF TRUST
                              dated August 15, 1995


This Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

         "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII,
         Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                        Federated Absolute Advantage Fund
                                 Class A Shares
                                 Class C Shares
                       Federated Capital Appreciation Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                                 Class K Shares
                             Federated Kaufmann Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                                 Class K Shares
                        Federated Kaufmann Small Cap Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                                 Class K Shares
                         Federated Large Cap Growth Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                        Federated Market Opportunity Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                    Federated Mid Cap Growth Strategies Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                         Federated Strategic Value Fund
                                 Class A Shares
                                 Class C Shares
                              Institutional Shares
                            Federated Technology Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares


         The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 19th day of August, 2005.

         WITNESS the due execution hereof this 19th day of August, 2005.



/s/ John F. Donahue                                /s/ Lawrence D. Ellis, M.D.
John F. Donahue                                    Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                               /s/ Peter E. Madden
Thomas G. Bigley                                   Peter E. Madden

/s/ John T. Conroy, Jr.                            /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                                Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis                       /s/ John E. Murray, Jr.
Nicholas P. Constantakis                           John E. Murray, Jr.

/s/ John F. Cunningham                             /s/ Marjorie P. Smuts
John F. Cunningham                                 Marjorie P. Smuts

/s/ J. Christopher Donahue                         /s/ John S. Walsh
J. Christopher Donahue                             John S. Walsh